Calculation of Filing Fee Tables
S-3
Intellia Therapeutics, Inc.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common Stock, par value $0.0001 per share	457(o)	400,000,000		$ 400,000,000.00	0.0001381	$ 55,240.00
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 400,000,000.00		$ 55,240.00
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 16,927.26
			Net Fee Due:						$ 38,312.74
Offering Note
[1]	(1) The proposed maximum offering price per security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security pursuant to General Instruction II.D. of Form S-3 under the Securities Act. (2) On November 30, 2020, the registrant filed an Automatic Shelf Registration Statement on Form S-3ASR (File No. 333-251022) (the "Original Registration Statement") and on March 4, 2022, the registrant filed a prospectus supplement, which registered the offer and sale of up to $400,000,000 of shares of the registrant's common stock (the "Original ATM Prospectus") under the terms of an Open Market Sale Agreement (the "Sales Agreement") with Jefferies LLC. On November 24, 2023, the registrant filed an Automatic Shelf Registration Statement on Form S-3ASR (File No. 333-275740) (the "Current Registration Statement") and paid a registration fee of $7,615 which was filed for $138,689,870 of securities that may be issued or sold pursuant to the Original ATM Prospectus. On February 26, 2024, the registrant filed a prospectus supplement which registered the offer and sale of up to $375,727,167 of shares of the registrant's common stock (the "Previous ATM Prospectus"), including $25,727,167 of securities that remained unsold under the Original ATM Prospectus (the "Prior Unsold Securities"), pursuant to an amendment to the Sales Agreement to sell an additional $350,000,000 of shares of the registrant's common stock. In connection with the filing of the Previous ATM Prospectus, the registrant paid a registration fee of $51,660 which was filed for $350,000,000 of shares of the registrations common stock and included a $3,797 carry forward of registration fees previous paid for the $25,727,167 of Prior Unsold Securities. As of the date of this Prospectus, we have sold $261,043,517 pursuant to the Previous ATM Prospectus and $114,683,350 of shares remain unsold (the "Current Unsold Securities") under the Previous ATM Prospectus. In connection with a second amendment to the Sales Agreement, we are registering the offer and sale of $400,000,000 of shares which comprises $114,683,350 of the Current Unsold Securities and an additional $285,316,650 of shares that may be issued or sold pursuant to this Prospectus. (3) In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended, except with respect to the $38,312.74 to be paid in connection with the primary offering of common stock described in the table, which is being paid with the filing of this registration statement, the registrant is deferring payment of all registration fees and will pay the registration fees subsequently in advance or on a "pay-as-you-go" basis.

Table 2: Fee Offset Claims and Sources	☐Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims	1	Intellia Therapeutics, Inc.	S-3	333-275740	11/24/2023		$ 16,927.26	Unallocated (Universal) Shelf		114,683,350	$ 114,683,350.00
Fee Offset Sources		Intellia Therapeutics, Inc.	S-3	333-275740		02/26/2024						$ 16,927.26
Rule 457(p) Statement of Withdrawal, Termination, or Completion:
[1]	See Note (3) under Table 1 above. Pursuant to Rule 457(p) under the Securities Act, the registrant hereby applies $16,927.26 of the registration fee previously paid in connection with the Current Registration Statement in connection with the Current Unsold Securities to offset the registration fees that are payable in connection with the registration of securities on this Prospectus. Pursuant to Rule 457(p) under the Securities Act, the offering of the Unsold Securities under the Current Registration Statement will be deemed terminated as of the date of effectiveness of this Prospectus.

Table 3: Combined Prospectuses	☑Not Applicable
	Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Narrative Disclosure
The maximum aggregate offering price of the securities to which the prospectus relates is $400,000,000.00. The prospectus is a final prospectus for the related offering.